UNITED STATES SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

AMERICAN SECURITY RESOURCES CORPORATION
(Formerly Kahuna Network Security Inc.)
(Formerly Computer Automation Systems, Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27419	90-0179050
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

19 Briar Hollow Lane, Ste 125 Houston, Tx	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 713-465-1001

Former name or former address, if changed since last report: former address 9601 Katy Freeway, ste 220, Houston, Tx, 77024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 15, 2009, the officers of American Security Resources Corp. (the “Company”) concluded that the financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2007 and the Quarterly Reports for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008 should not be relied upon because of a calculation matter regarding the retained earnings as a result of the Company returning to a development stage company.

On April 15, 2009, the Company was informed of the error regarding our retained earnings from its independent accountant in preparation for filing the Annual Report on Form 10-K for the period ended December 31, 2008.  Officers and directors of the Company have discussed this issue with the independent accountant and came to the conclusion on April 15, 2009, that the financial statements included in the Annual Report on Form 10-K for the period ended December 31, 2007, and the Quarterly Reports for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008 should no longer be relied upon.

As the result of this error, we are restating our financial statements included in the Annual Report on Form 10-K for the period ended December 31, 2007, and the Quarterly Reports for the periods ended March 31, 2008, June 30, 2008, and September 30, 2008  and associated disclosures.

We have requested our independent accountant to furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountant agrees with the statements made in this Form 8-K in response to this Item 4.02 and, if not, to  state the respects in which it does not agree.  We will file an amended Form 8-K to include our independent accountant’s letter as an exhibit to this filed Form 8-K no later than two business days after we receive their response letter.

As a result of the above, the Company will be late in filing its Annual Report on Form 10-K for the period ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION
Date: April 15, 2009	By: /s/ Frank Neukomm
Frank Neukomm, CEO